                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 14, 2002



                       Commission File Number     0-15949


                   INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)




             CALIFORNIA                             94-2862863
   (State or other jurisdiction of      (I.R.S. Employer identification No.)
    incorporation or organization)


     75 ROWLAND WAY, NOVATO, CA                      94945
     (Address of principal executive offices)     (Zip code)




                                 (415) 878-4000
                                 --------------
               (Registrant's telephone number including area code)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS
____________________________________________

On November 29, 2001, we entered into an agreement to acquire all issued and outstanding shares of the capital stock of Keynomics, Inc., a California corporation focused on productivity enhancement software. Keynomics was a wholly owned subsidiary of Digital Creative Development Corporation ("DCDC"). We originally accounted for this acquisition as a transfer between entities under common control as at the time of the acquisition, the IMSI board of directors was identical to the DCDC board of directors, with the exception of Mr. Robert Mayer, who was a board member of IMSI only. Additionally, Mr. Martin Wade and Mr. Vincent DeLorenzo served as the Chief Executive Officer and Chief Financial Officer, respectively, of both companies. Using the guidance for accounting for entities under common control, we had restated the financial statements for all prior periods similar to a pooling of interests.

However, in consideration of further interpretive guidance, we have revised our original treatment of this transaction as disclosed on Form 10-QSB for the period ended December 31, 2001 filed with the Securities and Exchange Commission on February 14, 2002, to account for it using the purchase method of accounting. This change in accounting treatment has been reflected in our financial
statements as of November 29, 2001.   This change in accounting has been
reflected in our amended filings on Form 10-QSB for the periods ending December 31, 2001 and March 31, 2002 which are to be filed on or about December 27, 2002. This amendment in our accounting treatment was also disclosed on Form 10-KSB for the period ended June 30, 2002 as filed with Securities and Exchange Commission on October 15, 2002,

The aggregate purchase price, using purchase accounting, was $300,000 and we assumed approximately $566,000 of liabilities from Keynomics. The consideration was comprised of three components; i) $50,000 in cash paid at closing, ii) $100,000 in management fees and iii) a $150,000 note payable. As of June 30, 2002, the entire $300,000 had been paid to DCDC.

The agreement also called for contingent consideration depending on Keynomics' performance. These amounts, payable 60 days after the end of the next three fiscal years, consist of 50% of Keynomics' net operating income, if any, in excess of:

-     $500,000 in the fiscal year ending June 30, 2003
-     $1,000,000 in the fiscal year ending June 30, 2004
-     $1,500,000 in the fiscal year ending June 30, 2005

Furthermore, potential payments would have been due DCDC if we had sold substantially all of the capital stock or substantially all of the assets of Keynomics before June 2002. Such payments would have been fifty percent of any amount in excess of $1.2 million. No payments were due or earned as no transactions to sell substantially all of the assets of Keynomics before June 2002 occurred.

As of the date of the purchase, Keynomics had $245,000 of promissory notes outstanding. Subsequent to the acquisition of Keynomics by IMSI, holders of an aggregate $225,000 of the outstanding notes agreed to convert them into 661,765 shares of IMSI's capital stock at $0.34 per share. Gordon Landies, our president, and Paul Jakab, our Chief Operating Officer, received 192,079 and 10,232 shares of IMSI's capital stock, respectively, in exchange for their outstanding promissory notes from Keynomics. Joe Abrams, an IMSI related party, received 287,389 shares in exchange for his outstanding promissory note to Keynomics. Mr. Abrams holds IMSI stock options and warrants, which if exercised, would result in ownership exceeding 5% of the total shares outstanding.

The allocation of the purchase price is as follows (in thousands):

CONSIDERATION PAID
------------------
Cash                                    $50
Note Payable                            150
Management Fees                         100
   TOTAL CONSIDERATION                            $300

ALLOCATION OF CONSIDERATION TO ASSETS
-------------------------------------
Current Assets                          379
Long Term Assets                         73
Liabilities Assumed                    (566)
Identifiable Intangibles                235
Assumed Goodwill                        179
   ALLOCATED ASSETS                               $300


The identifiable intangibles consist of software development costs that will be amortized over 3 years. At September 30, 2002, we had amortized approximately $65,000 with a remaining net book value of approximately $170,000.

We began to consolidate Keynomics from the date of the acquisition

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
_______________________________________________

(a) Pursuant to Item 7(a)(4), the Registrant is filing the following financial statements of Keynomics, Inc., the business acquired:

Audited Financial Statements (see Exhibit 99.1):
------------------------------------------------

  Report of Independent Auditors

  Balance Sheet -  December 31, 2000

  Statement of Operations - Inception (April 5, 2000) to December 31, 2000

  Statement of Stockholder's Deficit - Inception (April 5, 2000) to December 31, 2000

  Statement of Cash Flows - Inception (April 5, 2000) to December 31, 2000

  Notes to Financial Statements

Unaudited Interim Financial Statements
--------------------------------------

  Balance Sheet - September 30, 2001

  Statement of Operations - Nine Months ended September 30, 2001

  Condensed Statement of Cash Flows - Nine Months ended September 30, 2001

  Notes to Financial Statements

(b) The Registrant is filing the following unaudited pro forma financial statements to reflect the business acquired:

     Unaudited Pro Forma Condensed Combined Statements of Operations for the twelve months ended June 30, 2001

     Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended September 30, 2001

     Unaudited Pro Forma Condensed Combined Balance Sheets as of September 30, 2001

     Notes to Pro Forma Condensed Combined Financial Statements.


(c) Exhibits

99.1 Audited Financial Statements of Keynomics, Inc. as of December 31, 2000


Documents incorporated by reference: (as originally filed with the Securities and Exchange Commission on February 14, 2002 on Form 10-QSB for the interim period ended December 31, 2001)


-     Keynomics Stock Purchase Agreement

ITEM 7 (A) - UNAUDITED INTERIM FINANCIAL STATEMENTS


                                                 KEYNOMICS, INC.
                                                  BALANCE SHEET
                                                   (UNAUDITED)
                                                 (In Thousands)


                                                SEPTEMBER 30, 2001
                                              ---------------------

ASSETS


Current assets:
Cash and cash equivalents                              $   3
Receivables, net                                         413
Other current assets                                       5
                                              ---------------------
Total current assets                                     421

Fixed assets, net                                         18

Capitalized software development costs, net               52
Other assets, net                                          7
                                              ---------------------
Total assets                                           $ 498
                                              =====================

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
Trade accounts payable                                  128
Due to parent                                           150
Accrued and other liabilities                            44
Deferred revenue                                        399
                                              ---------------------
Total current liabilities                               721


Notes Payable                                            20
Notes Payable - Related Parties                         225
                                              ---------------------
Total liabilities                                       966


Shareholders' deficit:
Capital stock                                           451
Accumulated deficit                                    (919)
                                              ---------------------
Total shareholders' deficit                            (468)

                                              ---------------------
Total liabilities and
  shareholders' deficit                               $ 498
                                              =====================

                        See Notes to Financial Statements

                                 KEYNOMICS, INC.
                             STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                                 (In Thousands)


                                   NINE MONTHS ENDED
                                   SEPTEMBER 30, 2001
                                  --------------------

Net revenues                      $               683
Product costs                                       8
                                  --------------------
GROSS MARGIN                                      675

Costs and expenses:
Sales and marketing                               557
General and administrative                        463
Research and development                           69
                                  --------------------
TOTAL OPERATING EXPENSES                        1,089

                                  --------------------
OPERATING LOSS BEFORE INCOME TAX                 (414)

Income tax expense                                 --

                                  --------------------
NET LOSS                                        ($414)
                                  ====================


                        See Notes to Financial Statements

                                 KEYNOMICS, INC.
                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)
                                 (In Thousands)



                                                                                                            NINE MONTHS ENDED
                                                                                                            SEPTEMBER 30, 2001
                                                                                                         -----------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                                                                ($414)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization                                                                                               4
Changes in:
Receivables, net                                                                                                         (333)
Other current assets                                                                                                       (2)
Accounts payable                                                                                                           46
Accrued and other liabilities                                                                                              17
Deferred revenue                                                                                                          295
                                                                                                         -----------------------
NET CASH USED BY OPERATING ACTIVITIES                                                                                    (387)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of software development costs                                                                                  (7)
                                                                                                         -----------------------
NET CASH USED BY INVESTING ACTIVITIES                                                                                      (7)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from parent                                                                                                      150
Capital contributed                                                                                                       187
                                                                                                         -----------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                                                                 337

                                                                                                         -----------------------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                                                                 (57)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                                                           60
                                                                                                         -----------------------
CASH AND CASH EQUIVALENTS AT END OF THE PERIOD                                                                            $ 3
                                                                                                         =======================

                        See Notes to Financial Statements

                                 KEYNOMICS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)


1.     BASIS OF PRESENTATION
       ---------------------

The accompanying financial statements reflect all the adjustments (consisting only of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim periods. These statements should be read in conjunction with the consolidated financial statements and notes in Keynomics, Inc.'s financial statements for the year ended December 31, 2000. The results for the nine months ended September 30, 2001 are not necessarily indicative of the results for the entire fiscal year ended December 31, 2001.

ITEM 7 (B) - PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements of International Microcomputer Software, Inc. ("IMSI") have been prepared to give effect to the acquisition of Keynomics, Inc. ("Keynomics ") using the purchase method of accounting. The historical financial information has been derived from the historical financial statements of IMSI and Keynomics and should be read in conjunction with the financial statements of IMSI on Form 10-KSB for the period ended June 30, 2001 and the financial statements of Keynomics for the period ended December 31, 2001 financial statements which are included in Exhibit 99.1 of this Form 8-K filing.

The unaudited pro forma condensed combined balance sheet assumes the merger took place at the date of the balance sheet presented and allocates the total purchase cost of the fair values of the assets and liabilities of Keynomics.

The unaudited pro-forma condensed combined statements of operations assume that the acquisition took place as of July 1,2000, and combine IMSI's results for the twelve months ended June 30,2001 and the three months ended September 30,2001 with Keynomics results for the same periods. Keynomics has a December 31 year end and we have adjusted their fiscal periods to coincide with IMSI`s to allow presentation of the pro-forma statements.

The total purchase cost of $300,000 for Keynomics as already disclosed above has been allocated to assets and liabilities based on management's estimates of their fair value.

The unaudited pro forma financial information is presented for illustrative purposes only. It is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been consummated as of the dates indicated, nor is it necessarily indicative of future operating results or financial position.

           INTERNATIONAL MICROCOMPUTER SOFTWARE, INC. AND SUBSIDIARIES
  PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS - REFLECTING THE ACQUISITION OF
                                 KEYNOMICS, INC.
                        TWELVE MONTHS ENDED JUNE 30, 2001
                                   (Unaudited)
                    (In thousands, except per share amounts)



                                                                                       KEYNOMICS, PRO FORMA
                                                                                IMSI      INC.     ENTRIES    PRO-FORMA
                                                                              --------  --------  ---------  -----------
Net revenues                                                                  $12,245   $   925   $     --   $   13,170
Product costs                                                                   3,406        23         78 (A)    3,824
                                                                              --------  --------  ---------  -----------
GROSS MARGIN                                                                    8,839       902        (78)       9,663

Costs and expenses:
Sales and marketing                                                             2,732       826                   3,558
General and administrative                                                      4,243       551                   4,794
Research and development                                                        2,634       126                   2,760
                                                                              --------  --------  ---------  -----------
TOTAL OPERATING EXPENSES                                                        9,609     1,503         --       11,112

                                                                              --------  --------  ---------  -----------
Operating loss                                                                   (770)     (601)       (78)      (1,449)

Other income (expense):
Gain on product line sales                                                        285        --                     285
Interest and other expense, net                                                (2,164)       (3)                 (2,167)
Loss on disposition of fixed assets                                               (13)       --                     (13)
Settlement agreements                                                            (287)       --                    (287)
Arbitration award                                                               2,041        --                   2,041
                                                                              --------  --------  ---------  -----------
TOTAL OTHER EXPENSE                                                              (138)       (3)        --         (141)

                                                                              --------  --------  ---------  -----------

LOSS FROM CONTINUING OPERATIONS                                                  (908)     (604)       (78)      (1,590)
                                                                              ========  ========  =========  ===========


BASIC AND DILUTED LOSS PER SHARE FROM CONTINUING OPERATIONS                    ($0.09)                           ($0.16)

SHARES USED IN CALCULATING BASIC AND DILUTED LOSS FROM CONTINUING OPERATIONS    9,687                             9,687



           INTERNATIONAL MICROCOMPUTER SOFTWARE, INC. AND SUBSIDIARIES
  PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS - REFLECTING THE ACQUISITION OF
                                 KEYNOMICS, INC.
                      THREE MONTHS ENDED SEPTEMBER 30, 2001
                                   (Unaudited)
                    (In thousands, except per share amounts)


                                                                                        KEYNOMICS,  PRO-FORMA
                                                                                 IMSI      INC.     ENTRIES    PRO-FORMA
                                                                               --------  --------  ---------   -----------
Net revenues                                                                   $ 2,575   $    89   $     --   $    2,664
Product costs                                                                      709        --         20     (A)  729
                                                                               --------  --------  ---------  -----------
GROSS MARGIN                                                                     1,866        89        (20)       1,935

Costs and expenses:
Sales and marketing                                                                524       178                     702
General and administrative                                                       1,073       126                   1,199
Research and development                                                           608        34                     642
                                                                               --------  --------  ---------  -----------
TOTAL OPERATING EXPENSES                                                         2,205       338         --        2,543

                                                                               --------  --------  ---------  -----------
Operating loss                                                                    (339)     (249)       (20)        (608)

Other expense:
Interest and other expense, net                                                   (436)       (1)                   (437)
                                                                               --------  --------  ---------  -----------
TOTAL OTHER EXPENSE                                                               (436)       (1)        --         (437)


                                                                               --------  --------  ---------  -----------
LOSS FROM CONTINUING OPERATIONS                                                  ($775)    ($250)      ($20)     ($1,045)
                                                                               ========  ========  =========  ===========

BASIC AND DILUTED LOSS FROM CONTINUING  OPERATIONS PER SHARE                    ($0.08)                           ($0.11)

SHARES USED IN CALCULATING BASIC AND DILUTED LOSS FROM CONTINUING  OPERATIONS    9,711                             9,711

           INTERNATIONAL MICROCOMPUTER SOFTWARE, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEETS - REFLECTING THE ACQUISITION OF KEYNOMICS,
                                      INC.
                            AS OF SEPTEMBER 30, 2001
              (UNAUDITED)   (In thousands, except per share amounts)



                                                          IMSI      KEYNOMICS, INC.   PRO-FORMA ENTRIES    PRO-FORMA
                                                        ---------  -----------------  -------------------  -----------
ASSETS
Current assets:
Cash and cash equivalents                               $  1,102   $              3   $               --   $    1,105

Receivables, less allowances for doubtful accounts,
discounts and returns of $995                                837                413                   --        1,250
Inventories                                                   44                 --                   --           44
Prepaid royalties and licenses                               166                 --                   --          166
Other current assets                                         328                  5                   --          333
                                                        ---------  -----------------  -------------------  -----------
Total current assets                                       2,477                421                   --        2,898

Fixed assets, net                                            502                 18                   --          520

Capitalized software development costs, net                1,155                 52         215       (B)       1,422
Capitalized brand and goodwill, net                        1,111                  7         179       (B)       1,297
                                                        ---------  -----------------  -------------------  -----------
Total assets                                            $  5,245   $            498   $              394   $    6,137
                                                        =========  =================  ===================  ===========
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
Current portion of long-term debt                       $  3,970   $             --   $              300 (C)$   4,270
Trade accounts payable                                     3,580                128                   --        3,708
Accrued interest and penalties payable                     2,294                 --                   --        2,294
Accrued and other liabilities                                774                194                   --          968
Accrued arbitration award                                  2,720                 --                   --        2,720
Deferred revenue                                           1,116                399                   --        1,515
                                                        ---------  -----------------  -------------------  -----------
Total current liabilities                                 14,454                721                  300       15,475

Accrued arbitration award                                    703                 --                   --          703
Long term debt and other obligations                         129                245                   --          374
                                                        ---------  -----------------  -------------------  -----------
Total liabilities                                         15,286                966                  300       16,552

Shareholders' deficit:
Capital stock, no par value; 300,000,000 authorized;
issued and outstanding 9,469,366                          29,004                451                 (451)      29,004
Accumulated deficit                                      (39,057)              (919)                 545      (39,431)
Accumulated other comprehensive income                        12                 --                   --           12
                                                        ---------  -----------------  -------------------  -----------
Total shareholders' deficit                              (10,041)              (468)                  94      (10,415)

                                                        ---------  -----------------  -------------------  -----------
Total liabilities and shareholders' deficit             $  5,245   $            498   $              394   $    6,137
                                                        =========  =================  ===================  ===========

            See Notes to Pro Forma Consolidated Financial Statements

           INTERNATIONAL MICROCOMPUTER SOFTWARE, INC. AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.     ADJUSTMENTS TO THE PRO FORMA FINANCIAL STATEMENTS


The following adjustments are incorporated in the pro forma balance sheets:

A.    Amortization of capitalized software development costs

B. To reflect the fair value adjustments resulting from the allocation of the purchase price consideration

C. To reflect the consideration payable to DCDC as part of the acquisition of Keynomics

ITEM 7 (C) - EXHIBIT 99.1 AUDITED FINANCIAL STATEMENTS OF KEYNOMICS, INC. AS OF DECEMBER 31, 2000






Keynomics, Inc.
As of December 31, 2001 and for the period from Inception (April 5, 2000) to December 31, 2000

                                 KEYNOMICS, INC.


                              FINANCIAL STATEMENTS

                 INCEPTION (APRIL 5, 2000) TO DECEMBER 31, 2000


                                    CONTENTS


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS               2

BALANCE SHEET                                                    3

STATEMENT OF OPERATIONS                                          4

STATEMENT OF SHAREHOLDERS' DEFICIT                               5

STATEMENT OF CASH FLOWS                                          6

NOTES TO FINANCIAL STATEMENTS                                    7

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT'S

To the Board of Directors and Shareholders
Keynomics, Inc.

We have audited the accompanying balance sheet of Keynomics, Inc. (the "Company") as of December 31, 2000 and the related statements of operations, shareholders' deficit, and cash flows from inception (April 5,2000)to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Keynomics, Inc. as of December 31, 2000, and the results of its operations and cash flows from inception to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.




/s/ Grant Thornton LLP
San Francisco, California
December 10, 2002

                                 KEYNOMICS, INC.
                                  BALANCE SHEET
                                 (In thousands)

                                                                       DECEMBER 31, 2000
                                                                      -------------------
ASSETS
Current assets:
Cash and cash equivalents                                             $               60
Receivables, net                                                                      80
Other current assets                                                                   3
                                                                      -------------------

Total current assets                                                                 143

Fixed assets, net                                                                     22

Capitalized software development costs                                                45
Other assets, net                                                                      7
                                                                      -------------------
TOTAL ASSETS                                                          $              217
                                                                      ===================


LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
Trade accounts payable                                                $               82
Accrued and other liabilities                                                         27
Deferred revenue                                                                     104
                                                                      -------------------
TOTAL CURRENT LIABILITIES                                                            213


Notes payable                                                                         20
Notes payable - related parties                                                      225
                                                                      -------------------
TOTAL LIABILITIES                                                                    458

Shareholders' deficit:
Capital stock ( 50,000,000 authorized, 3,150,000 shares outstanding)                 264
Accumulated deficit                                                                 (505)
                                                                      -------------------
TOTAL SHAREHOLDERS' DEFICIT                                                         (241)
                                                                      -------------------
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                           $              217
                                                                      ===================

                        See Notes to Financial Statements

                                 KEYNOMICS, INC.
                             STATEMENT OF OPERATIONS
                                 (In thousands)


                              INCEPTION TO
                             DECEMBER 31,
                                 2000
                            --------------

Net revenues                $         351
Product costs                          18
                            --------------
GROSS MARGIN                          333

Costs and expenses:
Sales and marketing                   506
General and administrative            282
Research and development               80
                            --------------
TOTAL OPERATING EXPENSES              868
                            --------------


OPERATING LOSS                       (535)

Other income                           30
                            --------------

NET LOSS BEFORE INCOME TAX           (505)
                            --------------

Income tax expense                     --

                            --------------

NET LOSS                            ($505)
                            ==============

                        See Notes to Financial Statements

                                 KEYNOMICS, INC.
                       STATEMENT OF SHAREHOLDERS' DEFICIT
                         INCEPTION TO DECEMBER 31, 2000
                      (In thousands, except share amounts)



                                              Common Stock
                                                              Accumulated
                                           Shares     Amount   Deficit     Total
                                         -----------------------------------------

BALANCE AT INCEPTION - APRIL 5, 2000         --         --       --       --
                                         -----------------------------------------
Proceeds from issuance of capital stock
Formation                                3,000,000   $   150             $  150
Sale of stock                              150,000        49                 49
Capital contribution                            --        65                 65
Net loss                                                         (505)     (505)
                                         -----------------------------------------
BALANCE AT DECEMBER 31, 2000             3,150,000   $   264    ($505)    ($241)
                                         =========================================



                        See Notes to Financial Statements

                                 KEYNOMICS, INC.
                             STATEMENT OF CASH FLOWS
                                 (In thousands)


                                                                             INCEPTION TO
                                                                              DECEMBER 31,
                                                                                  2000
                                                                             --------------

Cash flows from operating activities:
Net loss                                                                             ($505)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization                                                            2
Changes in assets and liabilities:
Receivables, net                                                                       (80)
Other current assets                                                                   (10)
Trade accounts payable                                                                  82
Accrued and other liabilities                                                           27
Deferred revenue                                                                       104
                                                                             --------------
NET CASH USED BY OPERATING ACTIVITIES                                                 (380)

Cash flows from investing activities:
Purchase of equipment and furniture                                                    (24)
Capitalized software development                                                       (45)
                                                                             --------------

NET CASH USED BY INVESTING ACTIVITIES                                                  (69)

Cash flows from financing activities:
Notes payable                                                                          245
Proceeds from issuance of common stock                                                 199
Capital contributed                                                                     65
                                                                             --------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                              509

NET INCREASE IN CASH AND CASH EQUIVALENTS                                               60
Cash and cash equivalents at beginning of period                                        --
                                                                             --------------

CASH AND CASH EQUIVALENTS AT END OF THE PERIOD                               $          60
                                                                             ==============


                        See Notes to Financial Statements

KEYNOMICS, INC.

NOTES TO FINANCIAL STATEMENTS

1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND HISTORY

Keynomics, Inc. ("Keynomics" or the "Company") provides software for ergonomic and keyboard training for worker-enhanced safety, productivity and ergonomic compliance. The company's mission is to reduce corporate keyboarding costs and risks and provide significant long-term savings through ergonomic and productivity training and awareness.

Keynomics was incorporated in California on April 5, 2000 with the issuance of 3,000,000 shares of capital stock for an investment of $150,000. The company was formed to acquire the Keysoft product line, including certain related assets and liabilities from Mattel, Inc. which occurred on May 31, 2000 for a total of $36,000 cash. The total purchase price was allocated as follows:

                                AMOUNT AT
                               ACQUISITION

   Accounts receivable             $122
   Deferred revenue                 (86)
                               ------------
   Cash paid                       $ 36
                               ------------

Subsequently, the company collected $152,000 on the acquired receivables, giving rise to a $30,000 gain.

In November 2000 a private firm entered into an agreement to acquire all outstanding capital stock of Keynomics in exchange for shares of its stock and a note payable for $150,000. The note payable was subsequently recorded by Keynomics.

On March 27, 2001, Digital Creative Development Corporation ("DCDC") entered into an agreement to acquire all issued and outstanding shares of the private company, (of which Keynomics was a subsidiary) in exchange for 2,245,000 shares of DCDC common stock.

On November 29, 2001, DCDC entered into an agreement to sell all issued and outstanding shares of the capital stock of Keynomics to International Microcomputer Software Inc. ("IMSI") for $300,000. On December 3, 2001 the $150,000 note payable to the former Keynomics investors and $75,000 due to related parties (Gordon Landies, president of IMSI and Joseph Abrams, shareholder of IMSI) were converted into IMSI stock.

The results of operations from inception to December 31, 2000 are not necessarily indicative of the results to be expected for any subsequent year.


USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. The amounts Keynomics will ultimately incur or recover could differ materially from Keynomics' current estimates.

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


REVENUE RECOGNITION

Revenue is recognized in accordance with American Institute of Certified Public Accountants Statement of Position ("SOP") 97-2, Software Revenue Recognition, and SOP 98-9, Modification of SOP 97-2, With Respect to Certain Transactions. Revenue is recognized when persuasive evidence of an arrangement exists (generally a purchase order), product has been delivered, the fee is fixed and determinable, and a collection of the resulting account is probable. Maintenance revenue is recognized ratably over the contract period; 12 months for most customers.

CONCENTRATIONS

Financial instruments that potentially subject Keynomics to concentrations of credit risk consist of cash and cash equivalents and accounts receivable. Keynomics sells its products direct to end users, extending credit according to the terms of each sales contract. Credit terms are based on evaluation of the customers' financial condition and, generally, collateral is not required. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of customers to make required payments. Management regularly evaluates the allowance for doubtful accounts. Estimated losses are based on the aging of accounts receivable balances and a review of significant past due accounts. If the financial condition of our customers were to deteriorate, whether due to deteriorating economic conditions generally or otherwise, resulting in an impairment of their ability to make payments, additional allowances would be required.

Two customers accounted for greater than 10% of Keynomics' gross revenues from inception to December 31, 2000 as follows (in thousands):

                                                                PERCENT OF
                                                           OUTSTANDING ACCOUNTS
                                                             RECEIVABLE AS OF
CUSTOMER           REVENUE          PERCENT OF REVENUE       DECEMBER 31, 2000

Company A          $117                     25%                   3%
Company B          65                       14%                   --

CASH AND CASH EQUIVALENTS

Keynomics considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

CAPITALIZED SOFTWARE DEVELOPMENT COSTS AND LICENSE FEES

Costs incurred in the initial design phase of software development are expensed as incurred in research and development. Once the point of technological feasibility is reached, direct production costs are capitalized in compliance with Statement of Financial Accounting Standards ("SFAS") No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. Keynomics ceases capitalizing computer software costs when the product is available for general release to customers. Costs associated with acquired completed software are capitalized. Total capitalized software development costs at December 31, 2000 were $45,000.

We amortize capitalized software development costs on a product basis. The amortization for each product is the greater of the amount computed using (a) the ratio of current gross revenues to the total of current and anticipated future gross revenues for the product or (b) 18, 36, or 60 months, depending on the product. The net realizable value of each software product is evaluated at each balance sheet date and write-downs to net realizable value are recorded for any products for which the carrying value is in excess of the estimated net realizable value. No amortization expense was recorded for capitalized software from inception to December 31, 2000 as the product had not been released.

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FIXED ASSETS

Furniture and equipment are stated at cost. Depreciation of furniture and equipment is computed using the straight-line method over the estimated useful lives of the respective assets of 3 to 5 years.

INCOME TAXES

No provision for federal and state income taxes has been recorded, as the Company has incurred net operating losses through December 31, 2000.

The Company has provided a full valuation allowance against its net deferred tax assets of approximately $200,000. The Company believes sufficient uncertainty exists regarding the realizability of the deferred tax assets such that a full valuation allowance is required.

At December 31, 2000, the Company had approximately $400,000 of federal operating loss carryforwards and related state net operating loss carryforwards for tax reporting purposes available to offset future taxable income; such carryforwards will expire beginning in 2020.

Federal and state laws impose restrictions on the utilization of net operating loss carryforwards in the event of an "ownership change" as defined in Section 382 of the Internal Revenue Code. As a result of subsequent acquisitions, the Company believes that ownership changes have occurred and utilization of the net operating losses may be limited.

LONG LIVED ASSETS

SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of requires that long-lived assets be written down to fair value whenever events or changes indicate that the carrying amount of an asset may not be recoverable. Keynomics' policy is to review the recoverability of all long-lived assets at a minimum of once per year and record an impairment loss when the fair value of the assets do not exceed the carrying amount of the asset.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of cash and cash equivalents, accounts receivable, accounts payable, and accrued and other liabilities approximate carrying value due to the short-term nature of such instruments. The fair value of notes payable to related parties is not determinable since these would not be considered arms-length transactions. The $20,000 note payable does not have a stated interest rate and therefore approximates carrying value.

2.     DEFERRED REVENUE

Keynomics defers recognition of revenues when future obligations or responsibilities exist for a customer under their contract. In the case of maintenance, revenue is recognized ratably over a period equal to the customer contract, generally 12 months.

From inception to December 31, 2000, Keynomics had the following deferred revenue activity:

                                      INCEPTION TO
                                      DECEMBER 31,
                                          2000

Deferred revenue acquired                 $86
Additional deferral during period         155
Less recognition during period           (137)
                                     ----------
Balance, December 31, 2000               $104
                                     ----------

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3.     DEBT

Keynomics' long-term debt and other obligations consist of $245,000 in notes payable. A total of $225,000 of the amount is issued to Gordon Landies, Bob Borsari, and Joe Abrams, related parties to Keynomics and initial contributors of capital at inception.

4.     COMMITMENTS

Keynomics leases its facility under a non-cancelable operating lease agreement expiring in 2001. Future minimum payments for this lease total $49,000. Total rent expense for the facility lease was $33,000 from inception to December 31, 2000.






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